Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Amendment No. 2, of our report dated April 30, 2010, of Harbor Island Development Corporation (A Development Stage Company) relating to the financial statements as of March 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 29, 2010